UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            Woize International Ltd.
             (Exact name of Registrant as specified in its charter)

           Nevada                                        98-0392022
   (State of Incorporation)                         (I.R.S. Employer
                                                    Identification No.)



      #271 - 8623 Granville St, Vancouver, British Columbia, V6P 5A2 Canada
      --------------------------------------------------------------------
           Address of principal executive offices, including Zip Code)

        Securities to be registered pursuant to Section 12(g) of the Act:

     Title of each class to be so         Name of each exchange of which each
              registered                       class is to be registered
            Not applicable                          Not applicable
--------------------------------------------------------------------------------
If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:

File No. 333-106144

Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Shares
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended and filed with the Securities and Exchange Commission (File No. 333-106144) is incorporated by reference to this registration statement.

Item 2. Exhibits

The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC File No. 333-106144 on February 11, 2004. Such exhibits are incorporated by reference pursuant to Rule 12b-32:

Exhibit
 No.        Document Description
------- ------------------------------------------------------------------------

2.1     Restated Articles of Incorporation*
2.2     Bylaws*
6.1 Agreement between Kenneth Cabianca and Bravo Resources Ltd. dated December 20, 2002*
6.2     Loan commitment letter from Ben Kirk dated December 15, 2003*
6.3     Letter from Andre M. Pauwels dated August 15, 2003*
6.4 Loan commitment letter from Wellington Financial Corporation dated December 15, 2003*
10.1 Consent of Dill Dill Carr Stonbraker & Hutchings, P.C. (incorporated by reference to Exhibit 11.1)*
10.2    Consent of Wheeler Wasoff, P.C.
10.3    Consent of Andre M. Pauwels, P. Geo*
11.1    Opinion Regarding Legality

                                   SIGNATURES

In accordance  with Section 12 of the Exchange Act of 1934, the Registrant  duly
caused  this  registration   statement  to  be  signed  on  its  behalf  by  the
undersigned, thereunto duly authorized, on this 6th day of February, 2006.



                           -----------------------------------
                           President, Chief Executive Officer
                           and member of the Board of Directors